Exhibit 1.1

Execution Copy

30,000,000 Common Units

SANDRIDGE PERMIAN TRUST

UNDERWRITING AGREEMENT

New York, New York

August 10, 2011

Morgan Stanley & Co. LLC

Raymond James & Associates, Inc.

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

As Representatives of the Several Underwriters

listed on Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

SandRidge Permian Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 30,000,000 units of beneficial interest in the trust denominated as common units (the “Common Units”).  The aggregate of 30,000,000 Common Units to be purchased from the Trust are called the “Firm Units.”  In addition, the Trust has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 4,500,000 Common Units (the “Additional Units”) to cover over-allotments by the Underwriters, if any.  The Firm Units and the Additional Units are collectively referred to in this Agreement as the “Units.”  Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC are acting as the representatives of the several Underwriters and in such capacity is referred to in this Agreement as the “Representatives.”

It is understood and agreed by all parties hereto that SandRidge Energy, Inc., a Delaware corporation (the “Company”), has caused the formation of the Trust and will convey, or cause to be conveyed, to the Trust certain overriding royalty interests comprised of (a) the “PDP Royalty Interest,” which entitles the Trust to receive 80% of the proceeds (after deducting post-production costs and any applicable taxes) from the sale of production of oil and natural gas attributable to the Company’s indirect net revenue interest in 509 wells producing from properties located in the Permian Basin in Andrews County, Texas (the “Producing Wells”) and (b) the “Development Royalty Interest,” which entitles the Trust to receive 70% of the proceeds (after deducting post-production costs and any applicable taxes) from the sale of production of oil and natural gas attributable to the Company’s indirect net revenue interest in the 888 development wells to be drilled in the Grayburg/San Andres Formation within the “Area of Mutual Interest” or “AMI” in which the Company indirectly holds 16,800 gross acres (15,900 net acres) (the “Development Wells”), in exchange for all of the net proceeds of the public offering of the Units contemplated hereby as well as Common Units and subordinated units of beneficial interest in the Trust (the “Subordinated Units” and collectively with the Common Units, the “Trust Units”) and the right to receive Incentive Distributions, as such term is defined in the Trust Agreement (as defined below) (the “Incentive Distributions”).  As used herein, the term “Underlying Properties” means those properties owned by the Company from which the Company will convey the PDP Royalty Interest and the Development Royalty Interest to the Trust.

It is further understood and agreed to by all parties hereto that the following transactions will occur on or before the Closing Date (as hereinafter defined):

(a)                                  The Company will cause SandRidge Exploration and Production, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (the “SandRidge Subsidiary”), to convey to Mistmada Oil Company, Inc., an Oklahoma corporation, a wholly owned subsidiary of the Company (the “SandRidge Term Subsidiary”), pursuant to the Term Overriding Royalty Interest Conveyance (PDP) (the “PDP Term Conveyance”), a term overriding royalty interest entitling the holder of the interest to receive 40% of the proceeds from the sale of production of oil and natural gas attributable to SandRidge Subsidiary’s net revenue interest in the Producing Wells (after deducting Chargeable Costs (as defined in the PDP Term Conveyance)) for a period of 20 years commencing on April 1, 2011 (the “Term PDP Royalty”) and, pursuant to the Term Overriding Royalty Interest Conveyance (Development) (the “Development Term Conveyance”), a term overriding royalty interest entitling such holder of the interest to receive 35% of the proceeds from the sale of the production of oil and natural gas attributable to SandRidge Subsidiary’s net revenue interest in the Development Wells (after deducting Chargeable Costs (as defined in the Development Term Conveyance)) for a period of 20 years commencing on April 1, 2011 (the “Term Development Royalty”) in exchange for a demand note in the principal amount of approximately $463.1 million (the “Demand Note”). The Term PDP Royalty and the Term Development Royalty are collectively referred to as the “Term Royalties”;

(b)                                 The Company will cause SandRidge Subsidiary to convey to the Trust, pursuant to the Perpetual Overriding Royalty Interest Conveyance (PDP) (the “PDP Perpetual Conveyance”), a perpetual overriding royalty interest entitling the Trust to receive 40% of the proceeds from the sale of production of oil and natural gas attributable to SandRidge Subsidiary’s net revenue interest in the Producing Wells (after deducting Chargeable Costs (as defined in the PDP Perpetual Conveyance)) (the “Perpetual PDP Royalty”) and SandRidge Subsidiary will convey to the Trust pursuant to the Perpetual Overriding Royalty Conveyance (Development) (the “Development Perpetual Conveyance”), a perpetual overriding royalty interest entitling the Trust to receive 35% of the proceeds from the sale of production of oil and natural gas attributable to SandRidge Subsidiary’s net revenue interest in the Development Wells (after deducting Chargeable Costs (as defined in the Development Perpetual Conveyance)) (the “Perpetual Development Royalty”).  The Perpetual PDP Royalty and the Perpetual Development Royalty are collectively referred to as the “Perpetual Royalties;”

(c)                                  Pursuant to that certain Assignment of Overriding Royalty Interest (the “Assignment and Conveyance”) by and between SandRidge Term Subsidiary and the Trust, SandRidge Term Subsidiary will assign the Term Royalties to the Trust.  In exchange for the Term Royalties and Perpetual Royalties, the Trust will issue to SandRidge Subsidiary 4,875,000 Common Units and 13,125,000 Subordinated Units on the Closing Date and the right to receive the Incentive Distributions, and the Trust will deliver all or substantially all of the net proceeds of this offering to SandRidge Term Subsidiary.  SandRidge Term Subsidiary will use such proceeds to repay the Demand Note to SandRidge Subsidiary;

(d)                                 The public offering of the Firm Units contemplated hereby will be consummated;

(e)                                  The Trust Agreement of the Trust by and among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and The Corporation Trust Company, as Delaware trustee (the “Delaware Trustee”), as amended to the date hereof (the “Organizational Trust Agreement”), shall be amended and restated (as so amended and restated, the “Trust Agreement”);

(f)                                    The Company will enter into a Derivatives Agreement with the Trust so that the Trust may have the benefit of certain of the Company’s hedges related to volumes of oil and natural gas subject to the Conveyances (the “Derivatives Agreement”), in each case on terms described in the Registration Statement, the Prospectus and the Time of Sale Information (each as defined below);

(g)                                 The Trust will also enter into one or more hedging transactions and a Collateral Agency Agreement with Morgan Stanley & Co. LLC, J. Aron & Company and Barclays Bank PLC so that the Trust may hedge volumes of oil and natural gas subject to the Conveyances (the “Trust Hedge Contracts”) in each case on terms described in the Registration Statement, the Prospectus and the Time of Sale Information (each as defined below);

(h)                                 The Company and the Trust will enter into an Administrative Services Agreement outlining the provision of administrative services to the Trust and its compensation therefor (the “Administrative Services Agreement”);

(i)                                     The Company, SandRidge Subsidiary, and the Trust will enter into a Development Agreement outlining both the Company’s and SandRidge Subsidiary’s drilling obligation to the Trust with respect to the Development Wells (the “Development Agreement”);

(j)                                     SandRidge Subsidiary will execute a Mortgage (the “Drilling Support Mortgage”) and grant to the Trust a mortgage lien on its leasehold interest in the AMI (except the Producing Wells and any other wells which are already producing and not subject to the PDP Royalty Interest or the Development Royalty Interest) in order to secure the Company’s and SandRidge Subsidiary’s drilling obligation under the Development Agreement;

(k)                                  The Trust will enter into a registration rights agreement with the Company and SandRidge Subsidiary in connection with the conveyance to the Trust of the PDP Royalty Interest and Development Royalty Interest (the “Registration Rights Agreement”);

(l)                                     The transactions contemplated above are referred to herein as the “Transactions.”  The “Transaction Documents” shall mean the PDP Term Conveyance, the Development Term Conveyance, the PDP Perpetual Conveyance, the Development Perpetual Conveyance and the Assignment and Conveyance (collectively, the “Conveyances”) (and together with the related bills of sale, conveyances and similar documents in connection therewith, if any, the “Conveyance Documents”), the Drilling Support Mortgage, the Administrative Services Agreement, the Development Agreement, the Derivatives Agreement, the Trust Hedge Contracts and the Registration Rights Agreement.   The “Organizational Documents” shall mean the Organizational Trust Agreement, the Trust Agreement, the Certificate of Trust of the Trust, the Articles of Incorporation and Bylaws of the Company and SandRidge Term Subsidiary, each as amended to date, and the Certificate of Formation and Limited Liability Company Agreement of SandRidge Subsidiary, each as amended to date. The “Operative Agreements” shall mean the Transaction Documents, the Organizational Trust Agreement and the Trust Agreement.

In addition, the Company and the Trust have agreed that, if the Underwriters exercise the option to purchase Additional Units, the Trust will deliver the net proceeds of any purchase of Additional Units to SandRidge Subsidiary as additional consideration for the Perpetual Royalties.

The Trustee, on behalf of the Trust, and the Company wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the purchase of the Units from the Trust.

1.                                       Registration Statement and Prospectus. The Trust and the Company have prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a joint registration statement on Form S-1/S-3 (File No. 333-174492), including a prospectus subject to completion, relating to the offering of the Units. Such registration statement, as amended, including the financial statements, exhibits, annexes and schedules thereto, and including the documents incorporated by reference therein, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Trust or the Company files another registration statement with the Commission to register a portion of the Units pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1/S-3 (File No. 333-174492) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and each such prospectus as amended from time to time until the date of the Prospectus is referred to in this Agreement as a “Preliminary

Prospectus.” For purposes of this Agreement, “Free Writing Prospectus” has the meaning ascribed to it in Rule 405 under the Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Trust or the Company or used or referred to by the Trust or the Company in connection with the offering of the Units.  “Time of Sale Information” shall mean the most recent Preliminary Prospectus, together with each Free Writing Prospectus, if any, identified in Schedule II hereto and the information set out in Schedule III hereto. “Effective Date” means each date and time as of which any part of the Registration Statement was or is declared effective by the Commission. “Time of Sale” means 6:30 PM, New York City time, on August 10, 2011.

2.                                       Agreements to Sell and Purchase. The Trust hereby agrees to sell the Firm Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Trust herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Trust at a purchase price of $16.92 per Unit (the “Purchase Price per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.

The Trust hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company and the Trust herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Trust the Additional Units at the Purchase Price per Unit of the Firm Units.  The Additional Units may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Units.  If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as you may determine to avoid fractional units) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Units.  The option to purchase Additional Units may be exercised in whole or in part at any time or from time to time for 30 days from the date of the Prospectus.  Any Additional Units not purchased by the Underwriters hereunder shall be delivered to SandRidge Subsidiary in accordance with the Trust Agreement.

It is further understood that up to five percent (5.0%) of the Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) to the officers and directors of the Company and certain other persons associated with the Company (each such person a “Directed Unit Participant”) who have heretofore delivered to Morgan Stanley & Co. LLC offers to purchase Firm Units in form satisfactory to Morgan Stanley & Co. LLC (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Morgan Stanley & Co. LLC from the Company; provided that under no circumstances will Morgan Stanley & Co. LLC or any Underwriter be liable to the Trust or the Company or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program.  It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 9:00 AM, New York City time, on the first business day following the date hereof or otherwise not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

3.                                       Terms of Public Offering.  The Trust and the Company have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement has become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.

Not later than 12:00 p.m. on the second business day following the date the Units are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

4.                                       Delivery of the Units and Payment Therefor.  Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002 at 8:00 a.m., Houston, Texas Time, on August 16, 2011, or such other place, time and date as the Representatives shall designate by notice to the Trust and the Company (the time and date of such closing are called the “Closing Date”).  The place of closing for the Firm Units and the Closing Date may be varied by agreement among the Representatives, the Trust and the Company.  The Trust and the Company hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Trust, the Company or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 12 hereof.

Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of Vinson & Elkins L.L.P, 1001 Fannin Street, Suite 2500, Houston, Texas 77002 at 8:00 a.m., Houston, Texas Time, on such date or dates (each an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice or notices, from the Representatives on behalf of the Underwriters to the Trust and the Company, of the Underwriters’ determination to purchase a number, specified in such notice or notices, of Additional Units. Such notice or notices may be given at any time within 30 days from the date of the Prospectus and must set forth (i) the aggregate number of Additional Units as to which the Underwriters are exercising the option and (ii) the names and denominations in which ownership of the Additional Units is to be registered.  The place of closing for the Additional Units and the Additional Closing Date may be varied by agreement among you, the Trust and the Company.

Delivery of the Firm Units and of any Additional Units to be purchased hereunder shall be made through the facilities of The Depository Trust Company against payment of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be, by the Trust.  Payment for the Units shall be delivered by the Representatives to the Trust.

It is understood that the Representatives have been authorized, for its own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the Purchase Price per Unit for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase.  The Representatives individually and not as a Representative of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.                                       Covenants and Agreements.  Each of the Company and the Trust covenant and agree with the several Underwriters as follows:

(a)                                  Each of the Company and the Trust will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(h) below, or of any event that comes to the attention of the Company or the Trust that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company and the Trust will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.

(b)                                 The Company will furnish to you, without charge, upon request, a photocopy of the signed original of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the

Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

(c)                                  The Company and the Trust will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company, the Trust or the Representatives, be required by the Act or requested by the Commission.

(d)                                 The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent prior to filing any Registration Statement, any Prospectus or any Issuer Free Writing Prospectus with the Commission.

(e)                                  Neither the Company nor the Trust will make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without your prior consent.

(f)                                    The Company and the Trust will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document (if required to be filed pursuant to the Act) and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g)                                 Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(h) hereof, each of the Company and the Trust consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of the most recent Preliminary Prospectus so furnished by the Company.

(h)                                 As soon as is practicable after the execution and delivery of this Agreement and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Units, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. Each of the Company and the Trust consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Units under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or the Trust or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company and the Trust will forthwith prepare and, subject to Section 5(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(i)                                     If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except Section 13), or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company or the Trust to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse the Representatives and the other Underwriters, other than defaulting Underwriters, for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(j)                                     Each of the Company and the Trust will apply the net proceeds from the sale of the Units to be sold by the Trust hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(k)                                  For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Company will not, directly or indirectly, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) (collectively, a “Disposition”) any Trust Units, or other securities of the Trust, or other securities that are derived from the Subject Interests (as defined in the Conveyance) that are substantially similar to the Trust Units, or securities convertible into or exchangeable for Trust Units, or sell or grant options, rights or warrants with respect to any Trust Units or securities convertible into or exchangeable for Trust Units (collectively, “Trust Securities”), other than pledges of Trust Securities as required pursuant to the Credit Facility, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Trust Units, whether any such transaction is to be settled by delivery of Trust Units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Trust Securities or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the

Underwriters; notwithstanding the foregoing if (x) during the last 17 days of the Lock-Up Period, the Trust issues an earnings release or announces material news or a material event relating to the Trust occurs or (y) prior to the expiration of the Lock-Up Period, the Trust announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5(k) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waives such extension in writing.

(l)                                     The Company and the Trust will comply with all provisions of any undertakings contained in the Registration Statement.

(m)                               Neither the Company nor the Trust will at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Trust Units to facilitate the sale or resale of any of the Units in violation of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), the Act or other applicable law.

(n)                                 The Trust will file, within applicable deadlines, all material required to be filed by it with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering of the Units.

(o)                                 Not more than five business days following the Closing Date, the Company will record the Conveyances in the real estate records maintained by the County Clerk of Andrews County, Texas, and immediately thereafter will record the Drilling Support Mortgage in the real estate records maintained by the County Clerk of Andrews County, Texas.  The Company will provide to the Underwriters evidence of all such recordings reasonably satisfactory to counsel for the Underwriters as promptly as practicable following the time of such recordings, and in any event not more than five business days following the date such evidence is received by the Company.

(p)                                 The Company and the Trust will comply with all agreements and satisfy all conditions on their part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date or any Additional Closing Date, as the case may be, and the Company and the Trust will advise the Underwriters prior to the Closing Date or the Additional Closing Date, as the case may be, if any statements to be made on behalf of the Company or the Trust in the certificate contemplated by Section 9(j) hereof would be inaccurate if made as of the Closing Date or such Additional Closing Date, as the case may be.

(q)                                 The Company and the Trust will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall either the Company or the Trust be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Company or the Trust shall so advise you promptly in writing.

(r)                                    The Trust will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act.

(s)                                  The Trust will timely file with the New York Stock Exchange (the “NYSE”) all documents and notices required by the NYSE of trusts that have securities that are listed on the NYSE.

(t)                                    The Trust will engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its organization or the rules of any national securities exchange on which the Common Units will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Trust Units.

(u)                                 The Trust will make generally available to holders of the Trust Units a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

(v)                                 The Trust will furnish to holders of the Trust Units as soon as practicable after the end of each fiscal year an annual report (including financial statements of the Trust certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to holders of the Trust Units summary financial information of the Trust for such quarter in reasonable detail.  For purposes of this Section 5(v), the Trust shall be deemed to have made available such annual reports and summary financial information if such information has been filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) within the timeframes applicable to non-accelerated filers.

(w)                               The Trust, during the period ending three years from the date hereof, will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Trust mailed to unitholders or filed with the Commission, the NYSE or any other national securities exchange and (ii) from time to time such other information concerning the Trust as you may reasonably request.  For purposes of this Section 5(w), the Trust shall be deemed to have furnished the required information if such document has been filed on EDGAR.

6.                                       Representations and Warranties of the Company.

The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and any Additional Closing Date, as the case may be, that:

(a)                                  No Stop Order.  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company has not received notice that the Commission objects to the use of the Registration Statement, any Preliminary Prospectus or any Issuer Free Writing Prospectus.

(b)                                 Company Not Ineligible Issuer. Neither the Company nor the Trust was at the time of initial filing of each Registration Statement and at the earliest time thereafter that the Company, the Trust or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Units, nor on the date hereof, nor will be on the Closing Date or any Additional Closing Date an “ineligible issuer” (as defined in Rule 405 under the Act).

(c)                                  Compliance with Registration Requirements. The Registration Statement and the Prospectus conformed and will conform in all material respects on the Effective Date and on the Closing Date or any Additional Closing Date to the requirements of the Act. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date and any Additional Closing Date, to the requirements of the Act.

(d)                                 The Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company or through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 14.

(e)                                  The Prospectus. The Prospectus will not, as of its date and on the Closing Date and any Additional Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 14.

(f)                                    The Time of Sale Information. As of the Time of Sale, the Time of Sale Information did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 14.

(g)                                 Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a Free Writing Prospectus under Rule 433), when considered together with the Time of Sale Information as of the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information, if any, is specified in Section 14

Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company and the Trust have complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus. The Company and the Trust have not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company and the Trust have retained in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act. The Company and the Trust have not taken any actions that would require any “road show” (as defined in Rule 433 of the Act) in connection with the offering of the Units to be filed pursuant to the Act.

(h)                                 No Integration. None of the Company or any of its subsidiaries or the Trust has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or will be integrated with the sale of the Units in a manner that would require registration of such offer or sale of such securities under the Act.

(i)                                     Exclusive Agreement. The Company and the Trust have not paid or agreed to pay to any person any compensation for soliciting another person to purchase any Trust Securities (except as contemplated in this Agreement).

(j)                                     Statements in Prospectus. The statements in the Prospectus under the headings “The Trust,” “Description of the Trust Agreement,” “Description of the Trust Units,” “ERISA Considerations,” “The Underlying Properties—Regulation,” and “Underwriters,”  insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(k)                                  Authorization of the Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

(l)                                     Authorization of the Units. The Units to be purchased by the Underwriters from the Trust have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Trust to the Underwriters pursuant to this Agreement on the

Closing Date or any Additional Closing Date, will be validly issued, fully paid and non-assessable in accordance with the Trust Agreement, and the issuance of the Units will not be subject to any preemptive or similar rights.

(m)                               Company Additional Written Communications. Neither the Company nor the Trust has prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Units (each such communication by the Company or its agents and representatives or the Trust (other than a communication referred to in clauses (i) and (ii) below) a “Company Additional Written Communication”) other than (i) the Time of Sale Information, (ii) the Prospectus, and (iii) any electronic road show or other written communications. Each such Company Additional Written Communication, when taken together with the Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in any Company Additional Written Communication.

(n)                                 Incorporated Documents. The documents incorporated by reference in the Prospectus at the time they were filed with the Commission (collectively, the “Incorporated Documents”) complied in all material respects with the requirements of the Exchange Act.

(o)                                 Outstanding Capital Stock. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or similar rights of any stockholder of the Company.

(p)                                 No Convertible Stock. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no outstanding securities of the Company convertible into, exchangeable for or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock.

(q)                                 No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects (other than as a result of developments affecting the oil and gas industry generally), whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or the Underlying Properties; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement; and (iii) except for dividends on the Company’s outstanding series of convertible preferred stock, there has been no cash dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(r)                                    Independent Accountants. PricewaterhouseCoopers LLP, who has expressed its opinion with respect to the financial statements of the Company, the Trust and the Arena Properties (which term as used in this Agreement has the meaning given to it in the Prospectus and includes the related notes thereto) and supporting schedules included in the Registration Statement, the Time of Sale Information and the Prospectus, are independent registered public accountants with respect to the Company as required by the Act and the Exchange Act.

Hansen Barnett & Maxwell, P.C., who has expressed its opinion with respect to the financial statements of Arena Resources, Inc. (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Registration Statement, the Time of Sale Information and the Prospectus, are independent registered public accountants with respect to the Arena Resources, Inc. as required by the Act and the Exchange Act.

(s)                                  Preparation of the Financial Statements. The consolidated historical financial statements of the Company, the Trust, the Arena Properties and Arena Resources, Inc. included, or in the case of the Company, incorporated by reference, in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated historical financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

(t)                                    Pro Forma Financial Information.  The pro forma financial information of the Trust included in the Registration Statement, the Time of Sale Information and the Prospectus complies as to form with the applicable requirements of Regulation S-X and gives effect to assumptions made on a reasonable basis as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(u)                                 Incorporation and Good Standing of the Company, SandRidge Subsidiary and SandRidge Term Subsidiary. Each of the Company, SandRidge Subsidiary and SandRidge Term Subsidiary has been duly incorporated or duly formed and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has power and authority (corporate or otherwise) to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business, properties or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a “Material Adverse Effect”). All of the issued and outstanding shares of capital stock, or similar equity interest, of each Company subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except as set forth on Schedule IV, are owned by the Company, directly or through subsidiaries, free and clear of any Lien (as defined below), except those granted pursuant to the Credit Facility.

(v)                                 Formation and Authority of Trust. The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made. The Trust has full power and authority to own or lease, as the case may be, its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and to enter into and perform it obligations under this Agreement and the Trust Agreement.  The Trust is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdiction where the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect, and the activities of the Trustee pursuant to the Trust Agreement will not require the appointment of an ancillary trustee in the State of Texas.

(w)                               Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company, SandRidge Subsidiary, SandRidge Term Subsidiary, any of the Company’s subsidiaries, nor the Trust (i) is in violation of its Organizational Documents, (ii) is (or, with the giving of notice or lapse of time, would be) in default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit Facility), or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and (iii), for such Defaults or violations as would not, individually or in the aggregate, have a Material Adverse Effect.

The Company’s and the Trust’s execution, delivery and performance of this Agreement, the Transaction Documents to which each is a party, the issuance and delivery of the Units and the consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Time of Sale Information and the Prospectus (i) have been duly authorized by all necessary action and will not result in any violation of any Organizational Document of the Trust, the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or, except as contemplated by the Transaction Documents, result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

The Trust has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Trust Agreement, the Registration Statement, the Time of Sale Information and the Prospectus and (ii) the Sponsor Units, in accordance with and upon the terms and conditions set forth in the in the Trust Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery and performance of this Agreement or the issuance and delivery of the Units, or the consummation of the transactions contemplated hereby and thereby, by the Transaction Documents and by the Registration Statement, the Time of Sale Information and the Prospectus, except for such as have been obtained or made by the Company and the Trust and are in full force and effect under the Act, and applicable state securities or Blue Sky laws, and except for the recording of the Conveyances and the Drilling Support Mortgage.

(x)                                   No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Underlying Properties, the Trust, Company or any of its subsidiaries, (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Trust,  Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

(y)                                 Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that would reasonably be expected to have a Material Adverse Effect.

(z)                                   Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property Rights”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement, the Time of Sale Information and the Prospectus to be conducted except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property Rights owned by the Company; (b) to the Company’s knowledge there is no material infringement by third parties of any such Intellectual Property Rights owned by or exclusively licensed to the Company; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any material Intellectual Property Rights; and (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s business as now conducted infringes or otherwise violates any material patent, trademark, copyright, trade secret or other proprietary rights of others that, if so determined adversely, would reasonably be expected to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(aa)                            All Necessary Permits, etc. The Company possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(bb)                          Title to Properties. Each of the Company and its subsidiaries has (i) generally satisfactory title to its oil and gas properties, title investigations having been carried out by the Company or its subsidiaries in accordance with the practice in the oil and gas industry in the areas in which the Company and its subsidiaries operate, (ii) good and marketable title to all other real property owned by it (including pipeline easement rights) to the extent necessary to carry on its business, and (iii) good and marketable title to all personal property owned by it, in each case free and clear of all Liens except such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or such as do not materially affect the value of the properties, of the Company and its subsidiaries, considered as one enterprise, and do not interfere in any material respect with the use made and proposed to be made of such properties, by the Company and its subsidiaries, considered as one enterprise; and all of the easements, leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds or uses properties described in the Registration Statement, the Time of Sale Information and the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its subsidiaries under any of the easements, leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession or use of the easement or leased or subleased premises.

(cc)                            Condition of Properties. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the plants,

buildings, structures and equipment owned by the Company are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use of same, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of plants, buildings and other structures, are structurally sound.

(dd)                          Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company has made appropriate provisions in the financial statements included, or incorporated by reference into, the Registration Statement, the Time of Sale Information and the Prospectus in respect of all federal, state and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined except to the extent it would not have a Material Adverse Effect.

(ee)                            Company Not an “Investment Company”.  Neither the Company nor the Trust is, and, after receipt of payment for the Units and application of the proceeds as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ff)                                Insurance. Each of the Company and its subsidiaries is insured by recognized, and to the knowledge of the Company, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of terrorism or vandalism and earthquakes. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance, in all material respects, with the terms of such policies and instruments; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has, in the past three years, been refused any insurance coverage sought or applied for.

(gg)                          No Price Stabilization or Manipulation. The Company and the Trust have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any Trust Security to facilitate the sale or resale of the Units. The Company and the Trust acknowledge that the Underwriters may engage in stabilization transactions as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(hh)                          Compliance with Sarbanes-Oxley. The Trust, the Company and its subsidiaries and their respective officers and directors, as applicable,  are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(ii)                                  Internal Controls.  The Company maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting control sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(jj)                                  Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(kk)                            Compliance with Environmental Laws. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus: (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, except as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) to the Company’s knowledge, there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law, require expenditures to be incurred pursuant to Environmental Law, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(ll)           Independent Petroleum Engineers. DeGolyer and MacNaughton, whose reports as of December 31, 2008, 2009 and 2010 are incorporated by reference into the Registration Statement, was, as of the date of such reports, and is, as of the date hereof, an independent petroleum engineer with respect to SandRidge Tertiary, LLC (with respect to the reports as of December 31, 2008, 2009, and 2010). Netherland, Sewell & Associates Inc., whose reports as of December 31, 2008, 2009 and 2010 are incorporated by reference into the Registration Statement, was, as of the date of such reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company (excluding SandRidge Tertiary, LLC). Lee Keeling and Associates, Inc., whose reports as of December 31, 2009 and 2010 are incorporated by reference into the Registration Statement, was, as of the date of such reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company. Netherland, Sewell & Associates Inc., whose reserve reports as of May 23, 2011, with respect to the reserves attributable the Underlying Properties, and May 24, 2011, with respect to the reserves attributable to the Trust, are referenced in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent petroleum engineer with respect to the Company and the Trust.  The information underlying the estimates of reserves of the Underlying Properties, the Trust, the Company and its subsidiaries, which was supplied by the Company to DeGolyer and MacNaughton, Netherland, Sewell & Associates Inc. and Lee Keeling and Associates, Inc. for purposes of reviewing the reserve reports and estimates of the Underlying Properties, the Trust and the Company and preparing the letters (the “Reserve Report Letters”) of DeGolyer and MacNaughton, Netherland, Sewell & Associates Inc. and Lee Keeling and Associates, Inc. referred to in the preceding sentences of this Section, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; estimates of such reserves and present values as described in the Registration Statement, Time of Sale Information, and Prospectus, and reflected in the Reserve Report Letters comply in all material respects with the applicable requirements of Regulation S-X, Industry Guide 2, and Regulation S-K under the Act, as applicable.

(mm)       Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company, the Trust or any affiliate of the Company or the Trust, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company, the Trust or any affiliate of the Company or the Trust, on the other hand, which is required by the Exchange Act to be disclosed in an annual report on Form 10-K that is not so disclosed in the Registration Statement, the Time of Sale Information and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members.

(nn)         Lending Relationship. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, to its knowledge, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(oo)         No Default in Senior Indebtedness. No event of default exists under the Credit Facility.

(pp)         Brokers. Except for certain fees payable to the Underwriter in connection with the offering, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(qq)         New York Stock Exchange Listing. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE.

(rr)           No Unlawful Contributions or Other Payments. Neither the Trust or the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Trust’s nor the Company’s knowledge, any agent or representative of the Trust, the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Trust, the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-

corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ss)         No Conflict with Money Laundering Laws. The operations of the Trust, the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Trust, the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Trust or the Company, as applicable, threatened.

(tt)           No Conflict with OFAC Laws. The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)          the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)           located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(uu)         The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)          to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)           in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(vv)         The Entity represents and covenants that for the past 5 years, it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ww)       Forward-Looking and Supporting Information.  Each of the statements (including the assumptions described therein) included in the Registration Statement and the most recent Preliminary Prospectus and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution, future cash distributions of the Trust or the anticipated ratio of taxable income to distributions, and any statements made in support thereof or related thereto, under the heading “Target Distributions and Subordination and Incentive Thresholds,” under the headings “Summary,” “Risk Factors,” “The Underlying Properties” or “U.S. Federal Income Tax Considerations,” was made or will be made with a reasonable basis and in good faith.

(xx)          Ownership of the Sponsor Units.  Assuming no purchase by the Underwriters of the Additional Units on the Closing Date, at the Closing Date, after giving effect to the Transactions, the Company will indirectly own 4,875,000 Common Units and 13,125,000 Subordinated Units (collectively, the “Sponsor Units”); the Sponsor Units and the beneficial interests in the Trust represented thereby will be duly authorized and validly issued and fully paid and non-assessable in accordance with the Trust Agreement; none of the Common Units will be issued in violation of any preemptive or similar rights of any unitholder of the Trust.  SandRidge Subsidiary will own the Sponsor Units, free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), except for Liens arising under the Credit Facility.

(yy)         Capitalization of the Trust.  Assuming no purchase by the Underwriters of the Additional Units on the Closing Date, at the Closing Date, after giving effect to the Transactions, the issued and outstanding beneficial interests in the Trust will consist of 39,375,000 Common Units, and 13,125,000 Subordinated Units; and other than the Sponsor Units, the Firm Units and the Additional Units will be the only beneficial interests in the Trust issued and outstanding at the Closing Date.

(zz)          Enforceability of Operative Agreements, at or before the Closing Date:

(i)            the Trust Agreement has been duly authorized, and when duly executed and delivered by the Company, the Trustee and the Delaware Trustee, will be a valid and legally binding agreement of the Company, the Trustee and the Delaware Trustee, enforceable against each of the Company, the Trustee and the Delaware Trustee in accordance with its terms;

(ii)           each of the Transaction Documents has been duly authorized, and when duly executed and delivered by each of the Trust, the Company, SandRidge Subsidiary, SandRidge Term Subsidiary, the Trustee and the Delaware Trustee (the “Transaction Parties”) party thereto, will be a valid and legally binding agreement of each party thereto, enforceable against each such Transaction Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(aaa)       Sufficiency of Conveyance Documents.

(i)            the form of each of the Conveyance Documents complies with the laws of the State of Texas relating to filing and recordation and is adequate and sufficient to transfer title to the Term Royalties and the Perpetual Royalties to the Trust;

(ii)           the recording of the executed Conveyances in the real estate records maintained by the County Clerk of Andrews County, Texas is sufficient to impart notice of the contents thereof, and all subsequent purchasers or creditors of the Company, SandRidge Subsidiary or SandRidge Term Subsidiary will be deemed to purchase with notice of and subject to the PDP Royalty Interest and Development Royalty Interest; and

(iii)          the Conveyances and the PDP Royalty Interest and the Development Royalty Interest conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus.  The Company’s indirect net revenue interest with respect to each Producing Well is no less than the net revenue interest set forth on the exhibits to the Conveyances relating to the PDP Royalty Interest.

(bbb)      Sufficiency of Drilling Support Mortgage.  The Drilling Support Mortgage is effective to create, in favor of the Trust, a valid and enforceable mortgage lien upon all of the rights, interests and properties defined in the executed Drilling Support Mortgage as the “Mortgaged Properties.”  The form of the Drilling Support Mortgage complies with the laws of the State of Texas relating to filing and recordation; and the recording of the of the Drilling Support Mortgage in the real estate records of the County Clerk of Andrews County, Texas, will be sufficient to provide the Trust the protections afforded under the recordation laws of the State of Texas against purchasers from or creditors of SandRidge Subsidiary subsequently acquiring interests in the Mortgaged Properties and such purchasers and creditors acquiring interests in the Mortgaged Properties will be deemed to acquire such interests with notice of, and subject to, the Lien created by the Drilling Support Mortgage.  The Drilling Support Mortgage conforms in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus.

(ccc)       Conformity of Securities to Descriptions in the Registration Statement, the Time of Sale Information and the Prospectus.  The Units, when issued and delivered in accordance with the terms of the Trust Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, when issued and delivered in accordance with the terms of the Trust Agreement and the Conveyances, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(ddd)      No Changes Since Trust Formation. Since the date the Trust was formed through the date hereof, and except as may otherwise be disclosed in the Registration Statement, Time of Sale Information and the Prospectus, the Trust has not (i) issued or granted or agreed to issue or grant any Trust Securities, (ii) incurred any liability or obligation, direct or contingent,

(iii) entered into any transaction not in the ordinary course of business or (iv) made any distribution.

(eee)       Title to Properties.

(i)            SandRidge Subsidiary has and will have good and defensible title to the Subject Interests (as defined in the Conveyances) to be conveyed by SandRidge Subsidiary free and clear of all Liens except those described in the Time of Sale Information and the Prospectus and except for Permitted Encumbrances (as defined in the Conveyances); none of which individually or in the aggregate (A) materially affect the value of the Subject Interests, (B) materially interfere with the PDP Royalty Interest or the Development Royalty Interest or (C) materially interfere with the use made or proposed to be made of such Underlying Properties by the Company, SandRidge Term Subsidiary or SandRidge Subsidiary;

(ii)           all contracts, agreements or underlying leases, which comprise a portion of the Subject Interests and which individually or in the aggregate are material to the Subject Interests, are in full force and effect and the Company (A) has paid all rents and other charges to the extent due and payable thereunder, (B) is not in default under any of such underlying contracts, agreements or leases, (C) has received no notice of default from any other party thereto and (D) knows of no material default by any other party thereto;

(iii)          the working interests in oil, gas and mineral leases or mineral interests that constitute a portion of the Subject Interests held by SandRidge Subsidiary reflect in all material respects the right of SandRidge Subsidiary, as applicable, to explore or receive production from such Subject Interests, and the care taken by the Company with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices for acquiring or procuring leases and interests therein to explore such for hydrocarbons;

(iv)          upon recordation and filing of the Conveyances, the Trust will have good and defensible title to the Term Royalties and the Perpetual Royalties, free and clear of all Liens except Permitted Encumbrances;

(v)           as of the Closing Date, except for Permitted Encumbrances, any and all Liens on the Subject Interests will be subordinated to the PDP Royalty Interest and the Development Royalty Interest and, except for Permitted Encumbrances, all future Liens on that portion of the Subject Interests burdened by the PDP Royalty Interest and the Development Royalty Interest shall be subordinate and inferior to the PDP Royalty Interest and the Development Royalty Interest; and

(vi)          SandRidge Subsidiary has and will have, as of the Closing Date and as of any Additional Closing Date, good and defensible title to the Mortgaged

Properties, free and clear of all Liens except those described in the Time of Sale Information and the Prospectus and except for Permitted Encumbrances (as defined in the Conveyances); none of which individually or in the aggregate (A) materially affect the value of the Mortgaged Properties, (B) materially interfere with the PDP Royalty Interest or the Development Royalty Interest or(C) materially interfere with the use made or proposed to be made of such Underlying Properties by the Company or SandRidge Subsidiary;

(fff)         Rights-of-Way.  The Company has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except for such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect (including, with respect to the Development Wells, such rights-of-way that are not routinely obtained until closer to when the Company commences drilling such Development Wells and that the Company anticipates will be obtained in a timely manner); the Company has fulfilled and performed all its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the Company with respect to such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that is materially burdensome to the Company.

(ggg)        FINRA Affiliations.  No officer, director or nominee for director or stockholder of the Company has a direct or indirect affiliation or association with any member of FINRA.

(hhh)      No Restrictions on Royalty Payments.  The Company is not currently prohibited, directly or indirectly, from making any payments on account of the Term Royalties or Perpetual Royalties to the Trust.

(iii)          Solvency.  The Company is, and immediately after the Closing Date will be, Solvent, after giving effect to the Conveyances and the other transactions (including the Transactions) contemplated hereby.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(jjj)          Statistical and Market-Related Data.  All statistical or market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus, if any, are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(kkk)       Directed Unit Sales.  Neither the Company nor the Trust has offered, or caused Morgan Stanley & Co. LLC to offer, Common Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Trust or the Company, its business or its products.

Any certificate signed by any officer of the Company or the Trust and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company or the Trust, as applicable, to each Underwriter as to the matters covered thereby.

7.             Expenses.  Whether or not the transactions (including the Transactions) contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing or reproduction and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, any Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 5(a), all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out of pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Units; (v) the fees and expenses associated with listing the Units on the NYSE; (vi) the cost of preparing any Unit certificates, if any; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 13/14 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses of the Company incidental to the Company’s preparation for and participation in the “roadshow” for the offering contemplated hereby.  Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.  In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5(i).

8.             Indemnification and Contribution. Subject to the limitations in this paragraph, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, (ii) (A) the omission or alleged omission to state in the Registration Statement or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith, or (iii) any inaccuracy in or breach of the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under law.

If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person or such affiliate (an “indemnified party”) shall promptly notify in writing the party against whom indemnification is being sought (the “indemnifying party”), but failure to so notify the indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 8, and such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably acceptable to such indemnified party and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and such indemnified party shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company, or that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but the Company shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 8.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliates” (within the meaning of Rule 405 under the Act) of the Company, to the same extent as the foregoing several indemnity from the Company to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any of its officers or any such controlling person or affiliate based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company, its directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding and following paragraph.

In any event, the Company will not, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representatives or any person who controls a Representatives within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Underwriter or such controlling persons.

If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Trust and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the table or in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 11 hereof) and not joint.

Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or to the Company, its directors, officers, any person controlling the Company or any affiliate of the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

The Company shall indemnify and hold harmless Morgan Stanley & Co. LLC (including its directors, officers and employees) and each person, if any, who controls Morgan Stanley & Co. LLC within the meaning of Section 15 of the Act (“Morgan Stanley Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Morgan Stanley Entities may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in light of the circumstances under why any such statements were made, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program; provided that the Company shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Morgan Stanley Entities.  The Company shall reimburse the Morgan Stanley Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9.                                       Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Units to be delivered on the Closing Date, and any Additional Units to be delivered on an Additional Closing Date, shall be subject hereunder are subject to the following conditions:

(a)                                  The Registration Statement shall have become effective not later than 12:00 noon, New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made.

(b)                                 All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Transaction Documents, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions (including the Transactions) contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)                                  You shall be satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the Trust Units, (ii) except as set forth or contemplated by the Registration Statement, Time of Sale Information and the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Trust that is not in the ordinary course of business or by the Company that could reasonably be expected to result in a material reduction in the future income of the Trust, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or the Trust or any of its properties that could reasonably be expected to result in a Material Adverse Effect or that affects or could reasonably be expected to affect the transactions (including the Transactions) contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or business prospects of the Company or the Trust that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Units as contemplated hereby.

(d)                                 You shall have received on the Closing Date (and any Additional Closing Date) an opinion of Covington & Burling LLP, counsel to the Company, substantially in the form of Exhibit A hereto.

(e)                                  You shall have received on the Closing Date (and any Additional Closing Date) an opinion of Philip T. Warman, general counsel of the Company, substantially in the form of Exhibit B hereto.

(f)                                    You shall have received on the Closing Date (and any Additional Closing Date) an opinion of Locke, Lord, Bissell & Liddell LLP, Texas counsel to the Company, substantially in the form of Exhibit C hereto.

(g)                                 You shall have received on the Closing Date (and any Additional Closing Date) an opinion of Richards, Layton & Finger, P.A., Delaware counsel to the Company, substantially in the form of Exhibit D hereto.

(h)                                 You shall have received on the Closing Date (and any Additional Closing Date) an opinion of Bracewell & Giuliani LLP, counsel to the Trustee, substantially in the form of Exhibit E hereto.

(i)                                     You shall have received on the Closing Date and any Additional Closing Date an opinion of Vinson & Elkins L.L.P., as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to such matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(j)                                     You shall have received on each Closing Date or any Additional Closing Date, as the case may be, a certificate of the Trustee, dated the Closing Date or such Additional Closing Date, as the case may be, executed by a duly authorized officer of the Trustee, representing and warranting to each of the Underwriters that:

(i)                                     The Trustee is a national banking association authorized and empowered to act as trustee of the Trust pursuant to the Trust Agreement, and no consent, approval, authorization or filing is required under any law, rule or regulation of the State of Delaware or of the United States of America in order to permit the Trustee to act as trustee of the Trust;

(ii)                                  The Trust Agreement has been executed and delivered by the Trustee and, assuming the due authorization, execution and delivery thereof by the Company and the Delaware Trustee, is a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforceability thereof may be limited by (A) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (B) equitable principles being applied at the discretion of a court before which any proceeding may be brought; and the Operative Agreements to which the Trust is a party have been duly and validly executed by the Trustee;

(iii)                               The Trust has complied with all of the agreements and satisfied all of the conditions on the part of the Trust to be performed or satisfied hereunder on or before such Closing Date or Additional Closing Date; and

(iv)                              There are 39,375,000 Common Units and 13,125,000 Subordinated Units authorized and outstanding under the Trust Agreement, all of which have been duly and validly issued in accordance with the Trust Agreement; and holders of the Trust Units are entitled to the benefits of the Trust Agreement.

(k)                                  You shall have received, on each of the date hereof and the Closing Date and any Additional Closing Date, a letter dated the date hereof or the applicable Closing Date or Additional Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of PricewaterhouseCoopers LLP and Hansen Barnett & Maxwell, P.C., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the date hereof shall use a “cut-off date” within three business days of the date hereof and each letter delivered on the Closing Date or any Additional Closing Date shall use a “cut-off date” within two business days of such date.

(l)                                     (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or any Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) all of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date and any Additional Closing Date, and the Company and the Trust have complied with all of the agreements on the part of the Company or the Trust to be performed hereunder on or before such Closing Date or Additional Closing Date; (iv) neither the Company nor the Trust shall have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be, and (v) you shall have received a certificate, dated the Closing Date or any Additional Closing Date, as the case may be, and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(l) and in Section 9(c) hereof and certifying that they have examined the Registration Statement, the Time of Sale Information and the Prospectus, as well as each electronic road show used in connection with the offering of the Units, and, in their opinion (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on each Closing Date or any Additional Closing Date, as applicable, or (3) the Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that was required to be set forth in a supplement or amendment to the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(m)                               At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of FINRA confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

(n)                                 You shall have received letters addressed to you and dated the Closing Date or the Additional Closing Date, as the case may be, from Netherland, Sewell & Associates, Inc. stating the conclusions and findings of such firm with respect to oil and gas reserves of the Company and the Trust substantially in the form approved by you.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.                                 Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

11.                                 Use of Free Writing Prospectus. Each Underwriter severally covenants with the Company that it has not made and will not make any offer relating to the Units that would constitute a Free Writing Prospectus required to be filed with the Commission without the consent of the Company, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus. The Company covenants with the Underwriters that it has not made and will not make any offer relating to the Units that would constitute a Free Writing Prospectus required to be filed with the Commission without the consent of the Representatives, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus included in the Time of Sale Information.

12.                                 Defaulting Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase Firm Units that it or they have agreed to purchase hereunder, and the aggregate number of Firm Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Units that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units and arrangements satisfactory to you and the Company for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

13.                                 Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company or the Trust by notice to the Company and the Trust, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, in your sole judgment, (i) trading in the Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

14.                                 Information Furnished by the Underwriters. The Company acknowledges that (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the second, third and fourth sentences of the third paragraph and (iii) the thirteenth through nineteenth the twenty-second paragraph through the twenty-ninth paragraphs, each under the caption “Underwriters” in any Preliminary Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(d), 6(e), 6(f), 6(g) and 8 hereof.

15.                                 Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered:

(i)                                     to the Company:

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

Attention:  Philip T. Warman, Esq.

(ii)                                  to the Trust:

SandRidge Permian Trust

c/o The Bank of New York Mellon Trust Company, N.A.

919 Congress Avenue, Suite 500

Austin, Texas 78701

Attention:  Michael J. Ulrich

with a copy to:

Bracewell & Giuliani LLP

111 Congress Avenue

Austin, Texas 78701

Attention:  Tom Adkins

(iii)                               to the Underwriters:

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention:  Janet Livingston

This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers and the Trust.

16.                                 No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, each of the Company and the Trust acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Company or the Trust, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to either the Company or the Trust in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Company and the Trust, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Units was established by the Company and the Underwriters based on discussions and arms’ length negotiations and each of the Company and the Trust understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Company or the Trust shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company and the Trust acknowledge that the Underwriters may have financial interests in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Trust by the Underwriters for the Units and that such interests may differ from the interests of the Company and the Trust, and the Underwriters have no obligation to disclose, or account to the Company or the Trust for any benefit that they may derive from, such additional financial interests. Each of the Company and the Trust hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Company or the Trust may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Trust in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, the Trust or any of their respective members, managers, employees or creditors.

17.                                 Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

The Trust, the Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

18.                                 Limitation of Trustee’s Liability.  It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Trustee not individually or personally, but solely as Trustee in the exercise of the powers and authority conferred and vested in it and (b) under no circumstances shall the Trustee be liable for any liability of the Trust or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

19.                                 Patriot Act Compliance.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company, the Trust and the several Underwriters.

Very truly yours,

SANDRIDGE PERMIAN TRUST

By:	The Bank of New York Mellon Trust Company, as Trustee

By:	/s/ Michael J. Ulrich
	Name:	Michael J. Ulrich
	Title:	Vice President

SANDRIDGE ENERGY, INC.

By:	/s/ Tom L. Ward
	Name:	Tom L. Ward
	Title:	Chairman of the Board and
Chief Executive Officer

CONFIRMED as of the date first above mentioned, on behalf of the Representatives and the other several Underwriters named in Schedule I hereto.

MORGAN STANLEY & CO. LLC

By:	/s/ Ashley McNeill
Name: Ashley McNeill
Authorized Representative

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ James Murchison
Name: James Murchison
Authorized Representative

RBC CAPITAL MARKETS, LLC

By:	/s/ Jennifer Caruso
Name: Jennifer Caruso
Authorized Representative

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Dichiaro
Name: Elizabeth Dichiaro
Authorized Representative

E

SCHEDULE I

Name	Number Firm Units

Morgan Stanley & Co. LLC	6,300,000
Raymond James & Associates, Inc.	5,100,000
RBC Capital Markets, LLC	3,000,000
Wells Fargo Securities, LLC	3,000,000
Deutsche Bank Securities Inc.	2,100,000
Goldman, Sachs & Co.	2,100,000
J.P. Morgan Securities LLC	2,100,000
Oppenheimer & Co. Inc.	1,200,000
Robert W. Baird & Co. Incorporated	1,200,000
Morgan Keegan & Company, Inc.	900,000
Sanders Morris Harris Inc.	900,000
Wunderlich Securities, Inc.	900,000
SunTrust Robinson Humphrey, Inc.	600,000
Johnson Rice & Company L.L.C.	450,000
Tuohy Brothers Investment Research, Inc.	150,000

Total	30,000,000

Schedule I - 1

SCHEDULE II

Free Writing Prospectuses

None

Schedule II - 1

SCHEDULE III

Information Included in “Time of Sale Information”

Public offering price:	$18.00 per Common Unit

Number of Firm Units:	30,000,000

Schedule III - 1

SCHEDULE IV

Subsidiary	SandRidge Ownership Interest
Cholla Pipeline, L.P.	98.7143%
Sagebrush Pipeline, LLC	73.8088%

In addition, SandRidge owns equity interests in the following entities: (i) 50% of the membership interests of Grey Ranch Plant Genpar, LLC, (ii) 50% of the partnership interests of Grey Ranch Plant, L.P. and (iii) 38% of the trust units of SandRidge Mississippian Trust I.

Schedule IV

EXHIBIT A

FORM OF OPINION OF COVINGTON & BURLING LLP

1.             The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations thereunder.

2.             After giving effect to the transactions contemplated to be performed on the date hereof by this Agreement and the Operative Agreements, SandRidge Exploration and Production, LLC (“SandRidge Subsidiary”) owns 4,875,000 Common Units and 13,125,000 Subordinated Units (collectively, the “Sponsor Units”), and the Company has the right to receive Incentive Distributions in accordance with the terms of the Trust Agreement.  To our knowledge, without independent investigation except review of the search reports referred to in clause (ii) below, SandRidge Subsidiary owns the Sponsor Units free and clear of all liens, security interests, charges or other claims (“Liens”) other than (i) Liens created by or arising under the Delaware Statutory Trust Act, (ii) Liens relating to the financing statements disclosed by searches of the Uniform Commercial Code records of the office of the Secretary of State of the State of Delaware on [•], 2011 and [•], 2011 under the debtor names “SandRidge Energy, Inc.” and “SandRidge Exploration and Production, LLC”, true and complete copies of which financing statements are attached hereto as Appendix A , and (iii) Liens granted pursuant to the Amended and Restated Senior Credit Facility, dated April 22, 2010, by and among the Company and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto, as amended (the “Credit Agreement”).

3.             To our knowledge, neither the filing of the Registration Statements nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Trust.

4.             The Company has duly authorized, executed and delivered this Agreement.

5.             The Company and SandRidge Subsidiary have duly authorized, executed and delivered each of the Operative Agreements to which it is party.  Each of the Administrative Services Agreement, Derivatives Agreement and Registration Rights Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

6.             The issuance of the Firm Units on the Closing Date and the execution and delivery by the Company and the Trust of this Agreement and the Transaction Documents to which the Company and the Trust are party, and the consummation by the Company and the Trust of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof do not (i) breach the provisions of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or the certificate of incorporation, bylaws or other constitutive document of SandRidge Subsidiary or Mistmada Oil Company, Inc. (“SandRidge Term Subsidiary,” and, collectively with the Company and SandRidge Subsidiary, the “SandRidge Entities”); (ii) breach the provisions of, or cause a default or a Debt Repayment Triggering Event under the Credit Agreement; (iii) breach the provisions of, or cause a default under, (a) the Construction Management Agreement, dated June 29, 2008, by and between Oxy USA Inc. and SandRidge Energy Exploration and Production, LLC, (b) the Gas Treating and CO2 Delivery Agreement, dated June 29, 2008, by and between Oxy USA Inc. and SandRidge Energy Exploration and Production, LLC, (c) the Membership Interest Purchase Agreement, dated June 30, 2009, by and between SandRidge Midstream, Inc. and TCW Pecos Midstream, L.L.C., (d) the Gas Gathering Agreement, dated June 30, 2009, by and between Piñon Gathering Company, LLC and SandRidge Exploration and Production, LLC, (e) the Operations and Maintenance Agreement, dated June 30, 2009, by and between Piñon Gathering Company, LLC and SandRidge Midstream, Inc., (f) the Indenture, dated May 1, 2008, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, (g) the Indenture, dated May 20, 2008, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, (h) the Indenture, dated May 14, 2009, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, (i) the Indenture, dated December 16, 2009, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee, or (j) the Indenture, dated March 15, 2011, by and among the Company, certain subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee; or (iv) violate the DGCL, the Delaware Limited Liability Company Act, or any New York or federal statute, law, rule or regulation known to us to which any of the SandRidge Entities are subject.

7.             No consent, approval, authorization or other order or, or registration or filing with any court or other governmental agency or instrumentality of the State of New York or the United States of America or under the DGCL is required on the part of the Company for the issuance of the Firm Units or the execution and delivery of this Agreement and the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof, except (i) those already obtained or made and (ii) those required under Federal and State securities laws.

8.             The statements in the Registration Statement, the Time of Sale Information and the Prospectus under the headings “The Trust,”   “Description of Trust Agreement,” “Description of the Trust Units,” “The Underlying Properties - Regulation,” “ERISA Considerations,” and “Underwriters,” and the table in the Registration Statement, the Time of Sale Information and the Prospectus setting forth the target distributions and subordination and incentive thresholds for each calendar quarter in the years 2011 through 2016 under the caption “Target Distributions and Subordination and Incentive Thresholds,” insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.

9.             The Trust Units conform in all material respects as to legal matters to the descriptions thereof contained in the Time of Sale Information and the Prospectus.

10.           The statements in the Prospectus under the caption “U.S. Federal Income Tax Considerations,” insofar as such statements constitute summaries of the laws, regulations, legal matters, agreements or other legal documents referred to therein, are accurate in all material respects and fairly summarize the matters referred to therein.

11.           The Registration Statements have been declared effective under the Act, the Final Prospectus has been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act and in compliance with Rule 430B under the Act and, to our knowledge and solely on the basis of a telephone call to the Commission, no stop order suspending the effectiveness of either Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Act.

12.           Except as to the financial statements, including the notes thereto, and the financial statement schedules and other financial data and the oil and gas reserve and production data included in each Registration Statement or the Final Prospectus, as to which we express no opinion, each Registration Statement as of its effective date and the Final Prospectus as of its date complied as to form in all material respects with the requirements of the Act.

13.           Neither the Company nor the Trust is and, after giving effect to the consummation of the transactions contemplated by this Agreement and the Transaction Documents, neither the Company nor the Trust will be an “investment company,” as defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that, as counsel to the Company, they have reviewed the Registration Statement, the Time of Sale Information and the Final Prospectus and have participated in discussions with representatives of the Company, the Company’s accountants, and with representatives of the Underwriters and their counsel, and that, on the basis of the information which such counsel reviewed in the performance of the services referred to above, considered in the light of such counsel’s understanding of the applicable law and the experience such counsel has gained through its practice under the Federal securities laws, nothing which came to such counsel’s attention in the course of such review has caused such counsel to believe that: (a) either Registration Statement, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Time of Sale Information, as of the Time of Sale (as specified in the Underwriting Agreement), contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Final Prospectus, as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Final Prospectus, except as specified in Paragraphs (8), (9), and (10) above.  Also, such counsel need not express any opinion or belief as to the financial statements, including the notes thereto, and the financial statement schedules and other financial data and the oil and gas reserve and production data included in the Registration Statement, the Time of Sale Information or the Final Prospectus.

In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the contract laws of the State of New York or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the Closing Date and shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Underwriters) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters.

Also, such counsel’s opinion may be subject to customary qualifications.

EXHIBIT B

FORM OF OPINION OF GENERAL COUNSEL

1.             Except as described in the Prospectus and the Time of Sale Information, and except as arising pursuant to the Trust Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Trust Units or other securities of the Trust.

2.             SandRidge Exploration and Production, LLC (“SandRidge Subsidiary”) is a limited liability company duly formed, and Mistmada Oil Company, Inc. (“SandRidge Term Subsidiary”) is a corporation duly incorporated, and each of SandRidge Subsidiary and SandRidge Term Subsidiary is validly existing and in good standing under the laws of its respective state of incorporation or formation and has the corporate or limited liability company power and authority, as applicable, to execute and deliver the Operative Agreements to which each is party and to perform its respective obligations thereunder.  Each of the Company, SandRidge Subsidiary and SandRidge Term Subsidiary (collectively, the “SandRidge Entities”) has the corporate or limited liability company power and authority, as applicable, to own and lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

3.             All of the issued and outstanding shares of capital stock, or similar equity interest, of SandRidge Subsidiary and SandRidge Term Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except those granted pursuant to the Amended and Restated Senior Credit Facility, dated April 22, 2010, by and among the Company and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto, as amended (the “Credit Facility”).

4.             SandRidge Term Subsidiary has duly authorized, executed and delivered each of the Operative Documents to which it is a party.

5.             After due inquiry, such counsel does not know of any legal or governmental actions, suits or proceedings pending or, to the best of his knowledge, threatened (i) against or affecting the Underlying Properties or the SandRidge Entities, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the SandRidge Entities or (iii) relating to environmental or discrimination matters that is required to be disclosed in the Registration Statement, Time of Sale Information and the Prospectus and that are not so disclosed.

Such counsel’s opinion may be subject to customary qualifications.

B-1

EXHIBIT C

FORM OF OPINION OF LOCKE, LORD, BISSELL & LIDDELL LLP

1.             The Company is duly registered or qualified to do business and is in good standing as a foreign corporation in the State of Texas.  The Trust is duly qualifed to conduct its business as a foreign statutory trust in the State of Texas; the Trustee is duly qualified to conduct its business as a foreign financial institution, and such activities of the Trustee pursuant to the Trust Agreement will not require the appointment of an ancillary trustee in the State of Texas, to the extent the aforementioned involve acquiring real estate and mortgages and other liens thereon and personal property and security interests therein, and holding, leasing, conveying and transferring them, as fiduciary or otherwise.

2.             Each of the Conveyances, Drilling Support Mortgage, and Development Agreement constitutes a valid and legally binding agreement of each of the SandRidge Entities that is a party thereto and of the Trust, enforceable against each such party in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.             The form of each of the Conveyances is adequate and sufficient under the laws of the State of Texas to transfer title to the Royalty Interests to the Trust (or with respect to the Term Royalties, initially to SandRidge Term Subsidiary and then to the Trust) and complies with the laws of the State of Texas relating to filing and recordation; the recording of the Conveyances in the real estate records maintained by the County Clerk of Andrews County, Texas will be sufficient to provide the Trust the protections afforded under the recordation laws of the State of Texas against purchasers from or creditors of the grantor under each such Conveyance subsequently acquiring interests in the Subject Interests (as defined in the respective Conveyances), and such purchasers and creditors will be deemed to acquire the Subject Interests or any lien thereon or interest therein with notice of, and, except as otherwise provided in any such Conveyance, subject to, the Royalty Interests; and no SandRidge Entity will be required to make any recordings or filings of the Conveyances under the laws of the State of Texas other than those recordings or filings described in this paragraph.

4.             The Drilling Support Mortgage is effective to create, in favor of the Trust, a valid and enforceable mortgage lien upon all of the rights, interests and properties defined in the Drilling Support Mortgage as the “Mortgaged Properties.” The form of the Drilling Support Mortgage complies with the laws of the State of Texas relating to filing and recordation; and the recording of the Drilling Support Mortgage in the real estate records maintained by the County Clerk of Andrews County, Texas will be sufficient to provide the Trust the protections afforded under the recordation laws of the State of Texas against purchasers from or creditors of the mortgagor under the Drilling Support Mortgage subsequently acquiring interests in the Mortgaged Properties, and such purchasers and creditors will be deemed to acquire the Mortgaged Properties or any lien thereon or interest therein with notice of, and subject to, the lien created by the Drilling Support Mortgage; and neither the Company nor SandRidge Subsidiary will be required to make any recordings or filings of the Drilling Support Mortgage

C-1

under the laws of the State of Texas other than those recordings or filings described in this paragraph.

5.             None of (i) the offering, issuance or sale by the Trust of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the Trust, the Company, SandRidge Subsidiary and SandRidge Term Subsidiary that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements, violates or will violate any statute, law or regulation of any court or governmental agency or body of the State of Texas.

6.             No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body of the State of Texas, or under the laws of the State of Texas is required in connection with (i) the offering, issuance or sale by the Trust of the Units or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of the Agreement or the Operative Agreements by the Trust, the Company, SandRidge Subsidiary and SandRidge Term Subsidiary that are parties hereto or thereto, as the case may be, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements except (A) for consents required under applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Closing Date will be, obtained or made, (C) as described in the Registration Statement, the Time of Sale Information and the Prospectus, and (D) for consents which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (including, with respect to the Development Wells, permits that are not routinely obtained until closer to when the Company commences drilling such Development Wells and that the Company has represented, and we assume, will be obtained in a timely manner).

7.            A beneficial owner of a Trust Unit (as defined in the Underwriting Agreement) will not be subject to personal liability under the laws of the State of Texas by virtue of said ownership.

In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon.  Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.  With respect to the opinion expressed as to the due qualification or registration as a foreign entity and good standing of the Company, the Trust and the Trustee, state that such opinion is based upon certificates of government officials (which shall be dated as of a date not more than 10 days prior to the Closing Date and the Additional Closing Date, as the case may be, and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificates.

C-2

EXHIBIT D

FORM OF OPINION OF RICHARDS, LAYTON & FINGER, P.A.

1.               The Trust has been duly formed and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, and all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a statutory trust have been made.

2.               Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Registration Statement, the Preliminary Prospectus, any Free Writing Prospectus and the Prospectus.

3.               The Trust Agreement constitutes a legal, valid and binding obligation of the Company and the Trustees, and is enforceable against the Company and the Trustees, in accordance with its terms.

4.               Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to execute and deliver, and to perform its obligations under the Underwriting Agreement (including the issuance of Common Units pursuant thereto) and the other Transaction Documents.

5.               The Trust Units have been duly authorized for issuance by the Trust and will constitute valid and, subject to the qualifications set forth in paragraph 8 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

6.               The Trust Documents have been duly authorized by the Trust.

7.               Neither the execution, delivery and performance by the Trust of the Underwriting Agreement (including the issuance of Common Units pursuant thereto) and the Trust Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, (i) requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State of the State of Delaware pursuant to the Trust Agreement, or (ii) violates the Trust Agreement, the Certificate of Trust or any law, rule or regulation of the State of Delaware applicable to the Trust.

8.               Under the Delaware Statutory Trust Act, the Trust Unit Holders, as beneficial owners of the Trust, are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the

D-1

General Corporation Law of the State of Delaware.  We note that the Trust Unit Holders may be obligated to make payments as set forth in the Trust Agreement.

The opinion expressed in paragraph 3 is subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution, and we express no opinion as to the enforceability of the provisions of Section 6.06 and Article XI of the Trust Agreement.

D-2

EXHIBIT E

FORM OF OPINION OF BRACEWELL & GIULIANI LLP

1.  This Agreement and the Operative Agreements to which the Trust is a party have been duly and validly executed and delivered by the Trustee on behalf of the Trust.

2.  The Trustee is a national banking association duly authorized and empowered to act as trustee of the Trust pursuant to the Organizational Trust Agreement and the Trust Agreement, and no consent, approval, authorization or filing is required under any law, rule or regulation of the United States of America in order to permit the Trustee to act as trustee of the Trust.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of the Trustee and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine and (iii) state that such opinion is limited to matters governed by the relevant law of the United States of America, and (iv) contain any other applicable customary qualifications, limitations and assumptions typical in similar opinions.

E-1